Exhibit 10.13

RESEARCH. DEVELOPMENT AND LICENSE AGREEMENT

This RESEARCH,  DEVELOPMENT  AND  LICENSE  AGREEMENT made this 6th day of May, 2013, by and among DYADIC INTERNATIONAL (USA), INC., a Florida corporation ("Dyadic USA"), DYADIC NETHERLAND B.V., a company organized under the laws of the Netherlands and a wholly owned subsidiary of Dyadic USA ("DNL") (Dyadic USA and DNL shall hereinafter collectively be referred to as "Dyadic"), and BASF SE, a company organized under the laws of Germany ("BASF').

Recitals:

A.           Dyadic is in the business of developing, producing and selling enzymes, and possesses, owns or has rights to license (i) the fungal strain derived from Myceliopthora thermophila ("Cl Strain," as further defined below), and (ii) a patented and proprietary fungal expression technology known as "Cl " which is capable of expressing certain genes and secreting corresponding enzymes using a C l Strain (the "Licensed Technology," as further defined below).

B.            BASF is in the business, among other things, of developing, producing , distributing and selling industrial enzymes for a variety of final applications including food, feed and biocatalytical applications.

C.            BASF desires (1) to engage DNL to conduct research to develop one or more modified C l Strains, to express one or more defined Industrial Enzymes (as hereinafter defined), and (2) to acquire a license from Dyadic to internally use the Licensed Technology for the production of BASF's Industrial Enzymes.

D.           DNL is willing, subject to agreement on scope and other terms, to conduct such research, and Dyadic is willing to grant such license, all in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, based on the foregoing, the Parties (as hereinafter defined) hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms shall have the following meanings, whereby words in the singular shall include the plural, and words in the plural shall include the singular, the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders; words importing the whole shall be treated as including a reference to any part thereof, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation":

1.1          Affiliate means a legal entity which owns or controls, is owned or controlled by, or is under common ownership or control with, a Party (as hereinafter defined) to this Agreement. Ownership shall mean ownership of at least fifty percent (50%) of the equity ownership interests that are legally entitled to direct or cause the direction of the management and policies of such legal entity.

1.2          Agreement means this Research, Development And License Agreement and the Attachments attached thereto. Such Attachments shall form an integral part of this Agreement, in the event of a contradiction between the Attachments and this Agreement, the latter shall prevail.

1.3          Background Intellectual Property or Background IP means any Intellectual Property (as hereinafter defined) and Intellectual Property Rights (as hereinafter defined) owned or controlled by a Party before the Effective Date and/or created outside the performance of obligations under this Agreement and any R&D Agreement (as hereinafter respectively defined).

1.4          BASF Enzyme means any enzymes that are made, have been made, imported, exported, used, sold or offered to been sold solely for purposes in the Licensed Field, but only to the extent specifically identified on a Statement of Work (as hereinafter defined) as a "BASF Enzyme," and specifically excluding any Industrial Enzymes that are made, used or sold for purposes in the Excluded Field (as defined hereinafter).

1.5          Business Day means any day other than a Saturday, Sunday, or federal holiday in the USA, in the Netherlands or in Germany. Any reference to "days" (unless Business Days are specified) means calendar days.

1.6          CJ Strain means the fungal strain derived from Myceliopthora thennophila (formerly classified as Cl11ysosporiw11 lucknowense as deposited at the International Depository of the All Russian Collection of Microorganisms of the Russian Academy of Sciences under the accession number VKM F-3500D).

1.7          Confidential Information means any and all business, scientific, financial and technical information of a Party (as hereinafter defined) or its Affiliates provided by a Party or its Affiliates to the other Party or its Affiliates in accordance with this Agreement  and any information developed by a Party in accordance with this Agreement and any subsequent R&D Agreement (as hereinafter defined), but owned by the other Party (i.e. if owned by the other Party then the Party who develops such Confidential Information shall treat it as if received from the other Party), including, but not limited to, that relating to know-how, chemical compounds, biological material, products, formulations, specifications, research and development, uses, regulatory, technical and production plans, safety data, evaluation data, samples, process information and manufacturing methods, raw materials, product and specifications and models and any other information of proprietary or confidential nature made available by one Party to the other in tangible form such as in writing or intangible form including electronic, visual or graphic form or as samples, which in each of the foregoing cases is either (i) designated as confidential or (ii) by virtue of its character or the circumstances or manner of its disclosure or generation is evidently of a confidential nature. Confidential Information in the sense of this Agreement means as well the terms and conditions of this Agreement and any subsequent R&D Agreement, which shall be considered the Confidential Information of both Parties. Subject to the foregoing, there is no requirement to mark Confidential Information as "Confidential" when exchanged between Parties, but this is a recommended best practice.

1.8      Effective  Date  means the date of execution of this Agreement by all parties

1.9          Excluded Field means (*).

1.10       Expression Know-How means Know-How relating to the Licensed Cl Strain and the Licensed Patents (as hereinafter defined) provided to BASF by Dyadic, including such Know-How created by the Parties during an R&D Agreement (as hereinafter defined).

1.11      Foreground Intellectual Property or Foreground IP means any Intellectual Property and associated Intellectual Property Rights that result from the performance of obligations under this Agreement or any R&D Agreement (as hereinafter respectively defined).

1.12      Industrial Enzyme means any industrial enzyme that is produced using the Licensed Technology and a Licensed Cl Strain solely for commercial applications within the Licensed Field.

1.13      Intellectual Property means any (i) patent applications, patents , utility models and utility certificates ("Patents"), (ii) copyrights, copyright registrations and applications to register copyrights ("Copyrights"), and (iii) trade and industrial secrets and confidential information, including Know-How that constitutes trade or industrial secrets or confidential information ("Trade Secrets"). For clarity, Intellectual Property excludes trademarks,  trade names and service marks, and applications and registrations therefore ("Trademarks").

1.14       Intellectual Property Right(s) or IP Right(s) means all codified and non-codified rights associated with: (i) Patents, (ii) Copyrights, and (iii) the protection of Trade Secrets. For clarity, Intellectual Property Rights excludes all rights associated with Trademarks.

1.15      Know-How means all unpatented technical and other information including knowledge, inventions, ideas, data and/or experience including available toxicological  data  and other data about performed  studies, including Expression  Know-How .

1.16       Licensed Field means (*), but excluding any and all applications in the Excluded Field.

1.17    Licensed  CJ Strains means the Cl Strains identified on Attachment  A.  together with the progeny thereof.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.18      Licensed Intellectual Property Rights or Licensed IPR means the Licensed Patents, the other (non-Patent) Intellectual Property Rights of Dyadic in the Licensed Technology.

1.19      Licensed Patents means the existing Patents owned by Dyadic that relate to the use of the Licensed Technology to make Industrial Enzymes for purposes within the Licensed Field, which are set forth on Attachment B.

1.20      Licensed Technology means any and all Know-How, data or other information that (a) Dyadic owns as of the Effective Date, (b) comprises or directly relates to Dyadic's C l platform technology including strains, expression system, and all necessary biological material (full toolkit) and (c) is necessary in order to use a Cl Strain to produce Industrial Enzymes for BASF's use in the Licensed Field. The Licensed Technology also includes the items set forth on Attachment A.

1.21      License Year means a twelve month period. The first License Year shall start on the day of the first successful launch of a Product and end on the 31st December of the same calendar year. Thereafter such License Year shall start on 1st January of the following calendar year and shall end at 12 midnight on the day immediately preceding an anniversary of this date.

1.22      Net Sales means BASF' s and its Affiliates' gross invoiced value of sales of Products by BASF and its Affiliates to non-Affiliate third parties in arms-length transactions, less the following reasonable and customary deductions if charged separately on the invoice and paid by the customer: (i) rebates, refunds and credits (including amounts repaid by reason of returns, billing errors, retroactive price adjustments and the like), and cash and trade discounts, in each case to the extent actually given; and (ii) insurance, transportation and other delivery charges paid by the seller, and (iii) sales taxes, duties and other governmental charges (including value added tax), but excluding what is commonly known as income taxes. Net Sales shall not include amounts invoiced or received on sales of Products among BASF and its Affiliates for resale, provided that in such case, Net Sales shall include the amounts invoiced or received on subsequent re-sales of such Products to non-Affiliate third parties in arms-length transactions. In the event that BASF or its Affiliates does not sell Products at fair market value or if such fair market value cannot be simply calculated, for example if Product is sold (i) only in combination with other active components such as other chemical entities, enzymes or other actives ("Combination Product"), or (ii) only as a special formulated product, in which the formulation is a material part of the final product ("Formulated Product") or (iii) is used by BASF or its Affiliates only for captive use, in such case Net Sales shall mean Net Sales Equivalents, except as provided in Section 3.5 (c).

1.23      Net Sales Equivalents means the fair net market value at which products of similar kind and quality are sold in similar quantities in a given country. which shall be no less than BASF's or Affiliates' average Net Sales as calculated for transfers under Section 1.22, over the 12-month period immediately preceding the date of transfer. In the event such average Net Sales price is unavailable then the fair market value means (*).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.24      Party means each of BASF, Dyadic USA or DNL as the case may be, individually. Parties means BASF, Dyadic USA and DNL, collectively.

1.25      Products means any industrial enzymes that (a) are made or manufactured using, or are derived from, the Licensed C l Strains or Licensed Technology provided and licensed by Dyadic under this Agreement, (b) are made or manufactured using, or are derived from, enzymes produced using the Licensed C l Strains or Licensed Technology, or (c) the manufacture, sale or use of which is covered by a Valid Claim of a Licensed Patent. For the avoidance of doubt Products shall not include any industrial enzymes that (a) are made or manufactured without using, and are not derived from, the Licensed Cl Strains or Licensed Technology provided and licensed by Dyadic under this Agreement, (b) are made and manufactured without using, and are not derived from, enzymes produced using the Licensed Cl Strains or Licensed Technology, and (c) the manufacture, sale or use of which is not covered by a Valid Claim of a Licensed Patent.

1.26       Pure Active Enzyme means an Industrial Enzyme purified to almost homogeneity. The content of the Pure Active Enzyme in a Product can be calculated by the enzyme activity specified for the Product divided by the specific activity of the enzyme determined as specified in Attachment D.

1.27    Research and Development Project has the meaning set forth in Section 2.1.

1.28        R&D Agreement means this Agreement and the associated Statement of Work as they apply to a Research and Development Project. In the event of a contradiction between the R&D Agreement, the Statement of Work and this Agreement, latter shall prevail.

1.29        Statement of Work means the detailed plan for conducting work under a Research and Development Project and this Agreement attached hereto as Attachment C, as amended from time to time by the Parties in accordance with Section 2.1.

ARTICLE 2

RESEARCH AND DEVELOPMENT PROJECT

2.1          Engagement. From time to time, BASF and DNL may agree upon one or more R&D Agreements related to different research and development project(s) that BASF shall fund (each, a "Research and Development Project "). BASF and DNL shall reflect each such R&D Agreement (which DNL may enter into in its discretion) by having their authorized representatives execute a Statement of Work substantially in the form attached to this Agreement as Attachment C. Subject to the terms and conditions of this Agreement, BASF hereby engages DNL and DNL hereby accepts such engagement to conduct each Research and Development Project including the work tasks set forth in each associated Statement of Work. The objective of each Research and Development Project shall be the development of one or more modified Cl Strains to express one or more specific Industrial Enzymes (each such Industrial Enzyme, to the extent specifically identified on a Statement of Work as a BASF Enzyme.  DNL shall use its commercially reasonable efforts to fulfill such objective in accordance with the timelines set forth for each Research and Development Project in the corresponding Statement of Work. Each R&D Agreement shall be deemed dated as of the date the corresponding Statement of Work is executed by both BASF and DNL. The term of each R&D Agreement shall be as set forth in the corresponding Statement of Work.

Commercially reasonable efforts means, with respect to a given goal, the efforts that a reasonable person in the position of a Party to this Agreement would use so as to achieve that goal as expeditiously as possible, provided, however, that an obligation to use commercially reasonable efforts under this Agreement does not require a Party to make efforts, which such Party would not undertake in its own affairs and which would lead to significant economic damages including bankruptcy .

2.2      Research Payments; Costs.

(a)          BASF shall pay DNL a non-refundable amount for each Research and Development Project. This amount (the "Research Payment ") shall be set forth in the Statement of Work for each Research and Development Project, and be based on DNL's then-current annual rate for full-time equivalent scientists ("FTE'), which as of the Effective Date is (*) Euro per FTE. For the avoidance of doubt adjustments of the aforementioned annual rate for an FTE have to be agreed in writing between the Parties, preferable in the signed Statement of Work, in order to be applicable for a particular Statement of Work.

(b)          The (*) of the Research Payment amount shall be payable during the performance of the Research and Development Project. Said aforementioned Research Payments shall be paid (*) of receipt of an invoice by DNL. The first payment shall be due within (*).

(c)          BASF shall further bear its own out-of-pocket expenses of testing at BASF premises and all toxicology, registration and commercial production costs. Dyadic will provide support as may reasonably be requested by BASF, provided that BASF agrees to pay any and all direct costs (other than salaries) related to such support activities.

(d)          All payments for the Research and Development Project agreed in the Statement of Works shall be paid in Euros to the following bank account of DNL:

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Account Holder:	(*)
Account No.:	(*)
Account Currency:	(*)
Bank:	(*)
IBAN:	(*)
Swift Code/BIC:	(*)
Reference:

ARTICLE 3

THE LICENSE AND  PAYMENTS

3.1          License Grant. Subject to the terms and conditions of this Agreement, Dyadic hereby grants to BASF under the Licensed Technology and the Licensed Intellectual Property Rights a limited, non-transferable (except as provided in Section 11.1), (*), worldwide license to develop, make, have made, import, export, use, offer to sell and/or sell Products, in each case solely for purposes within the Licensed Field. For the avoidance of doubt BASF and its Affiliates may use the Licensed Technology, for any purpose within the scope of the foregoing license (*).

3.2         Exclusivity. The rights and licenses granted to BASF under Section 3.1 are non- exclusive, except as provided in this Section 3.2. Notwithstanding the foregoing:

(a)           (*).

(b)          (*)

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(c)     (*).

3.3         Technology Access Fee. In partial consideration of the rights and licenses granted to BASF under this Agreement, BASF shall pay to Dyadic USA a non-refundable payment of (*) in order to gain access to the Licensed Technology, payable as follows:

(a)	The first five million United States dollars (US $5,000,000) is due and payable within thirty (30) Business Days after the Effective Date as remuneration for the transfer of the Licensed Technology.

(b)	A further one million United States dollars (US $1,000,000) is due and payable upon the completion and transfer of the Licensed Technology from Dyadic to BASF.

(c)	In the event the milestones specified in Attachment C, No.2 are successfully achieved further payments shall be due, which are as follows:

(i)	in the event milestone 1 according to Attachment C, No. 2 is successfully achieved (*) shall be due and payable by BASF to Dyadic USA;

(ii)	in the event milestone 2 according to Attachment C, No. 2 is successfully achieved (*) shall be due and payable by BASF to Dyadic USA; and

(iii)	in the event milestone 3 according to Attachment C, No. 2 is successfully achieved (*) shall be due and payable by BASF to Dyadic USA.

3.4          Commercialization Milestone Payments. In partial consideration of the rights and licenses granted to BASF under this Agreement, BASF shall also pay Dyadic USA an additional non-refundable commercialization milestone payment of (*) upon the first successful commercial launch of Product by BASF or its Affiliates for each application within the Licensed Field. By means of example only, if BASF or an Affiliate successfully commercially launches Products in each of the three application categories (i) (*), (ii) (*) (iii) (*)within the Licensed Field,  then a payment of in total (*) would be due and payable under this Section 3.4. For the avoidance of doubt, in each of the above three product categories, only one commercialization milestone, would be paid, such that, by means of example only, if BASF  or an Affiliate successfully commercially launches a second Product for a feed application, no additional amount would be payable under this Section 3.4 as a result of that successful commercial launch. (*)  in the Licensed Field. As used in this Section 3.4, a launch will be considered successful if aggregate Net Sales of a particular Product have exceeded (*).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3.5      Royalty Payments.

(a)          In partial consideration of the rights and licenses granted to BASF under this Agreement, BASF shall also pay Dyadic USA running royalties equal to (*) of Products by BASF and its Affiliates.

(b)         In the event BASF or its Affiliates does not sell Products at fair market value or if such fair market value cannot be simply calculated, BASF and its Affiliates shall pay Dyadic running royalties equal to (*).

(c)          Notwithstanding the foregoing, or anything to the contrary in this Agreement, (*).

(d)      Royalty payments shall be made on a (*) as outlined in Section 3.7 (a) Royalty Report

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3.6      Payment Procedures.

(a)          All payments due under this Agreement shall be made by wire transfer to the following bank account of Dyadic USA in United States Dollars:

Account Holder:	(*)
Account No.:	(*)
Account Currency:	(*)
Bank:	(*)
IBAN:	(*)
Swift Code/BIC:	(*)
Reference:

If any currency conversion is required in connection with the calculation of royalties under this Agreement, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in the Eastern print edition of The Wall Street Journal for the last business day of the calendar half year to which such payment pertains. Dyadic USA will invoice BASF for the Technology Access Fee under Section 3.3 (a) to (c) once the payments are due. BASF will pay within thirty (30) Days in case of Section 3.3 (a) after Effective Date and in case of Section 3.3 (b) and (c) after invoice was delivered.

(b)          Unless disputed by BASF in writing within (*) of Dyadic's invoice date, all Dyadic invoices under this Agreement shall be considered approved by BASF as of the invoice date. If BASF wishes to dispute all or any portion of a Dyadic invoice, BASF's written notice of dispute must include a reasonably detailed explanation of the reasons for the dispute, and any such dispute shall not affect BASF's payment obligations with respect to the undisputed portions of Dyadic's invoice, or of any other undisputed invoices.

(c)          All amounts payable to Dyadic USA or DNL according to Article 2 and 3 under this Agreement shall be net payments without deduction of any bank or transfer charges or similar payments, but with the exception of withholding taxes payable under the tax laws and governmental regulations in force at the time of payment. In this case BASF is entitled to withhold any taxes from any payments made hereunder. BASF will strictly adhere to the conditions and rates applicable under the law, unless Dyadic USA or DNL provides BASF, at Dyadic's expense, with a legally binding certification from the relevant authority to immediately enjoy a reduced withholding tax rate under the applicable double taxation treaty. Dyadic USA and DNL shall make commercially reasonable efforts to obtain and deliver to BASF, prior to any payment(s) by or on account of BASF to Dyadic of any amount(s)s payable under this Agreement, an exemption certificate(s), or other such properly completed  and executed documentation as prescribed by applicable law(s) as will permit any such payment(s) to be made without withholding tax. BASF shall provide the withholding tax certificate to Dyadic USA and/or DNL within a reasonable time period.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(d)          Late Payments. Any payments to be made hereunder that remain due and unpaid after a period (*) days after the date due shall accrue interest compounded daily, commencing as of the date payment was first past due, at the interest rate equal to the Wall Street Journal Prime Rate as listed in the Eastern print edition of the Wall Street Journal, in effect the first day of the calendar month in which the payment  first becomes overdue, plus (*) percent (*) per annum.

3.7      Recordkeeping and Reporting.

(a)         Royalty Report. Within (*) after the end of each quietly calendar period occurring after the Effective Date, BASF shall determine and shall deliver to Dyadic USA a report specifying with respect to the immediately preceding calendar quarter (i) the production and sales of Products and the royalty payment due thereon, and (ii) any other information reasonably required by Dyadic for purposes of determining royalties, milestones and other amounts payable. If no payment is due, BASF shall so report. Following the receipt of each quarterly y report, Dyadic USA shall invoice BASF for the amount due to Dyadic USA, if any, which amount shall be due upon receipt of the invoice within thirty (30) days.

(b)         Audit; Audit Costs. BASF shall keep and shall cause its Affiliates to keep complete, true and accurate books and records for the purpose of determining and verifying royalty payment obligations under Section 3.5. BASF agrees to permit its books and records to be examined by an independent auditor not more than once per year, for the purpose of verifying the royalty payments to Dyadic USA. BASF SE will ensure that Affiliates' books and records can be examined by an independent auditor on an annual basis on Dyadic's behalf solely to ensure compliance with Section 3.5. BASF will keep, and will ensure that its Affiliates keep, these books and records for a minimum (*) following the end of the calendar year to which they pertain. Dyadic USA will pay all costs associated with any audits for this purpose. However in the event such audit reveals a discrepancy greater than (*) of the total amount of royalties owed to Dyadic USA for the period audited and the royalties payments actually made for the period audited, BASF agrees to pay for the cost of such audit (including Affiliates audits). For clarity, any discrepancies will be balanced not later than (*) after the date of the invoice issued after receipt of the final auditor report.

ARTICLE 4

LIMITATIONS  AND  COVENANT AGREEMENTS

4.1          Sublicensing. (*).

4.2          Strain Modification; Reverse Engineering. (*).

4.3          No Implied Rights. (*).

4.4          (a)          Dyadic Covenant (*). (*).

(b)        BASF Covenant (*). (*).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(c)      For the purposes of this Section 4.4:

(1)            "Improvement" means any invention comprising the composition of matter of, process of making, or methods of using (i) the Licensed Technology, or other materials covered by a Valid Claim; (ii) (*) obtained from the Licensed Technology or the other materials described in subsection (i) of this definition; (iii) (*) (i) or (ii) of this definition; or (iv) (*). For purposes of clarification, notwithstanding anything to the contrary, "Improvement" (*), including, without limitation, (*). Improvement also does not include (*).

(2)          "Original Licensees " means (i) Codexis, Inc. a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063 ("Codexis"), (ii) Abengoa Bioenergy New Technologies, Inc., a Missouri corporation having a place of business at 16150 Main Circle Drive, Suite 300, Chesterfield Missouri 63017 ("Abengoa"), and (iii) any of Codexis's and Abengoa's sublicensees.

(3)           "Other Licensees and Sublicensees " means (i) any (*) of the Licensed Technology or Cl Strains of each Dyadic Party, and its or their Affiliates, excluding the Original Licensees, and (ii) any of such (*); provided, in each case, that such (*) shall be considered Other (*) only to the extent they have entered (*).

(4)           "Shuffling Technology" means any and all techniques, methodologies, processes, materials and/or instrumentation, including without limitation any and all patents, know-how, confidential information and materials relating thereto, that, in each case, relates to the characterization, development and optimization of genes and proteins for commercial uses through the recombination and/or rearrangement and/or mutation of genetic material for the creation of genetic diversity, and generally applicable screening techniques, methodologies, or processes of using the resulting genetic material to identify potential usefulness.

(5)          "Valid Claim" means (a) any claim of an issued and unexpired patent within the Licensed Patents which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a decision that is not appealed or is unappealable, and which patent has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (b) (*).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 5

Confidentiality

5.1          A Party hereto that receives Confidential Information pertaining to the subject matter hereof from the other Party hereto shall keep such Confidential Information secret and not disclose it to third parties during the term of this Agreement and for a period of (*) after the expiration or termination of this Agreement, for whatever reason . In the event that Affiliates of each Party are involved in the work under this Agreement or any subsequent R&D Agreement the Parties will take care that such Affiliates prior to disclosure of Confidential Information agree to keep such Confidential Information confidential and to be bound by the terms hereof or subject to confidentiality and non-use obligations no less restrictive than those set forth herein. Each Party shall be liable for any unauthorized disclosure of Confidential Information by any of its Affiliates.

Subject to the rights and license granted hereunder the receiving Party shall not:

(a)          disclose any Confidential Information to any third party or person other than its employees or the employees of its Affiliates, who have a need to know the same for the purpose of this Agreement or any subsequent R&D Agreement;

(b)          use any Confidential Information for any purpose other than as explicitly authorized in this Agreement or any subsequent R&D Agreement, and upon termination or expiration of the term of this Agreement or any R&D Agreement to use it for any purpose whatsoever.

5.2          The confidentiality duty described above shall not apply to:

(a)          Confidential Information which at the time of disclosure was already in the public domain;

(b)         Confidential Information which, after disclosure, becomes a part of the public domain through no fault of the receiving Party;

(c)         Confidential Information which the receiving Party is able to prove to have been in its possession prior to disclosure thereof by the disclosing Party hereunder;

(d)         Confidential Information, which was or is developed by the rece1vmg Party independently of information received from the disclosing Party; and

(e)          Confidential Information which is hereafter lawfully disclosed by a third party to the receiving Party, which information such third party did not acquire under an effective obligation of confidentiality.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

For the purposes of the foregoing exceptions (a) to (e) under Section 5.2, Confidential Information transmitted by one Party to the other Party under this Agreement or any subsequent R&D Agreement will not be deemed to be within the exceptions merely because it is embraced by general information being within the exceptions. Rather, the combination itself must be within any of the exceptions.

Should any Confidential Information be subject to one or more of the above exceptions, the receiving Party agrees that it will not disclose that such excepted Confidential Information was received from the disclosing Party. It is understood that when any Confidential Information becomes publicly available and non-confidential, that fact alone does not in itself remove the confidentiality relating to a further combination of which that item forms part, or to a modified or improved from of such Confidential Information or combination, or the commercial confidentiality of the plans of the Parties for research, improvement or applications concerning such item or combination.

5.3          Upon termination of this Agreement and the written request of the disclosing Party, the receiving Party shall return to the disclosing Party or in its own discretion destroy any and all written material and other information in tangible or electronic form received hereunder, save for a single copy of such Confidential Information to be retained for legal purposes only. The receiving Party shall confirm in writing the return or destruction of all the Confidential Information and shall confirm that the receiving Party will no longer make any use of said Confidential Information.

The foregoing return or destruction requirement shall not apply to backups of computer records maintained as part of the receiving Party's reasonable IT policy, always provided such records shall not be accessible or usable by any party unless as necessary when computer records of the receiving Party are otherwise lost and then provided all obligations hereunder shall apply to any access and/or use thereof.

5.4         Each Party hereto may disclose Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent application or defending litigation, complying with applicable governmental laws, rules and regulations or conducting the Research and Development Project hereunder or commercializing of the Product, provided that, if a Party is required by law or regulation to make any such disclosures of the other Party's Confidential Information, it will give reasonable advance notice to the other party of such disclosure request and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition, each Party may disclose the terms and conditions of this Agreement: (i) to legal counsel of the Parties, (ii) in connection with the requirements of a public offering or securities filing, (iii) in confidence, to accountants, banks, and financing sources and their advisors; (iv) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like. The Parties shall coordinate in advance with each other in connection with the filing of this Agreement and any R&D Agreements (including redaction of certain provisions of this Agreement and any R&D Agreements) with the Securities and Exchange Commission or any similar regulatory authority in any jurisdiction outside the United States, if required, and each Party shall use reasonable efforts to seek confidential treatment for the terms reasonably proposed to be redacted; provided, however, that each Party shall ultimately retain control over what information to disclose to the Securities and Exchange Commission or any similar regulatory authority in any jurisdiction outside the United States.

5.5          The Parties shall mutually agree to issue a joint press release. Except for the information disclosed in any such press release, neither Party shall use the name of the other Party or reveal the existence of or terms of this Agreement.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6

INTELLECTUAL  PROPERTY

6.1          Ownership; Retained Rights.

(a)          Background   IP.As between the Parties, and subject to the licenses, options and covenants granted in Article 3 and Section 4.4 of this Agreement:

(1)            BASF retains all of its right, title and interest (*).

(2)            Dyadic retains all of its right, title and interest (*).

(b)         Foreground IP. Subject to Section 6.l(a), and to the licenses, options and covenants granted in Article 3 and Section 4.4 and this Section 6.1 (b) of this Agreement, as between the Parties ownership of all right, title and interest (*):

(i)          (*)

(ii)          (*).

(*).

(*).

The Parties agree to execute and do all things necessary, including to disclose the information required for an application compliant with the relevant IP laws to vest the title and interest in the Intellectual Property Rights of (*) in the relevant Party as set out above, (*).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(c)          It is the intention of the Parties to cooperate for their mutual benefit as regards the filing of applications to protect (*). Therefore:

In the event one Party plans to file an application for an Intellectual Property Right (*) the filing Party shall on or before the date of filing of the application or within due time thereafter provide a copy of the application to the non-filing Party for its review and comment:

(i)          where the non-filing Party objects to the content of the application, the objection will be communicated to the filing Party in writing and the Parties will meet (*) from notification of the objection, or within such other time as may be agreed between the Parties, in order to resolve the issue;;

(ii)            where applications for Intellectual Property Rights are to be filed pursuant hereto by both Parties (*).

(d)          Determination   of   Inventorship.Inventorship of inventions shall be determined in accordance with the applicable rules of inventorship patent laws. All such determinations shall be documented to ensure that any divisional or continuation patent applications reflect appropriate inventorship and that inventions and Intellectual Property Rights are assigned to the appropriate assignee.

(e)          Interferences,   Oppositions,   Enforcement.As between the Parities, (*), to conduct any interferences, oppositions, or reexaminations thereon, to request any reissues or patent term extensions thereof, and subject to Article 7 to initiate and prosecute enforcement actions against third parties infringing such Intellectual Property Right.

(f)          Assistance.Each Party agrees  to assist the other Party at such other Party's request and expense, by taking such actions as are reasonably necessary to effectuate the allocation of ownership of Intellectual Property Rights as set forth in this Section 6.1.

6.2          Joint Patents. For patents jointly owned by the parties under Section 6.1 (b) (ii) ("Joint Patents"):

Dyadic and BASF shall have the right to file, prosecute and maintain Joint Patents and to determine the countries in which to file Joint Patents, provided that each party shall in good faith confer on any material changes with the other in connection therewith. If either Party elects not to participate in any such Joint Patent or to quit its participation therein, it shall give notice of this election  to the other  Party in order to allow the other Party to prosecute the application and/or to pay the annuities of the Joint Patents; in that case the prosecution and/or the payment of annuities will be done under the sole name of the other Party and at its own expense, (*).

6.3          No Other Rights. No rights other than those expressly set forth in this Agreement are granted to either Party hereunder, and no additional rights shall be deemed granted to either party by implication, estoppel or otherwise. (*).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 7

INFRIGEMENT

7.1          Notification  of Infringement.  Each Party to this Agreement shall use commercially reasonable efforts to notify the other in writing promptly of any actual, potential or suspected infringement (collectively "Alleged Infringement") of the Licensed Patents, or any patents which have issued from applications on R&D Agreements, or of any patents covering BASF Improvements, of which such Party becomes aware and shall promptly provide the other Party with all available evidence of such Alleged Infringement.  Promptly after such notification regarding Alleged Infringement, the Parties shall consult and cooperate fully to determine a course of action, if possible, to terminate such Alleged Infringement.

7.2          Infringement of IP Rights.  Each Party shall have the right, but not the obligation, to prosecute at its own expense and through counsel of its own choice all actions for infringement of its own Intellectual Property Rights. (*).

7.3          Infringement  of Joint IP Rights.  If either Party learns of any infringement or threatened infringement by a third party of a Joint Patent, such party shall promptly notify the other party thereof in writing.  (*).
7.4         Distribution of Litigation Proceeds.  For suits brought by either Party under this Article 7, if there are any damages or other monetary awards recovered therein in favor of Dyadic and/or BASF as the case may be, such amounts shall be applied to reimburse on a (*).

7.5          (*).

7.6         Cooperation.  In any infringement or declaratory action conducted pursuant to this Article 7, both Parties to this Agreement shall cooperate in all respects and use reasonable efforts to have their employees testify and shall make available relevant records, papers, information, samples, specimens and the like (*).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1         Warranty of Title. Each of the Parties represents and warrants to the other Party as follows: The Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor to such party's knowledge, violates any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

8.2      BASF Warranty. BASF hereby represents and warrants to Dyadic that BASF:

(a)          employs individuals of appropriate education, knowledge, and experience to oversee the Research and Development Project under an R&D Agreement, the application and use of the Licensed Cl Strains and Licensed Technology, and commercialization of the Product; and

(b)         there are no actions, suits, proceedings or unsatisfied judgments outstanding or pending against BASF that would impair the ability of BASF to perform its obligations under this Agreement.

8.3       Dyadic Warranty. Dyadic hereby represents and warrants to BASF that Dyadic:

(a)          has not granted any rights to any third party that would conflict with the rights granted to BASF hereunder;

(b)          there are no actions, suits, proceedings or unsatisfied judgments outstanding or pending against Dyadic that would impair the ability of Dyadic to perform its obligations under this Agreement;

(c)          employs individuals of appropriate education, knowledge, and experience to conduct the Research and Development Project under an R&D Agreement;

(d)          the fungal C1 Strain (Myceliopthora termophila) provided to BASF (*);

(e)          to the best of its knowledge there is no ongoing or threatened infringement of the Licensed Patents; and

(f)          (*).

8.4          (*):

(a)          (*);

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)          (*);

(c)          (*);

(d)         (*); OR

(e)          (*).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 9

INDEMNIFICATION

9.1         (*).

9.2         (*).

9.3         (*).

ARTICLE 10

TERM, TERMINATION, CHANGE OF CONTROL AND BANKRUPTCY

10.1       This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect for the later (*) or for so long as (*); provided that if the Agreement continues for longer (*) after the Effective Date, the licenses granted to BASF under Section 3.1 shall, (*) of the Effective Date, (*).

10.2       (a) Failure of BASF or Dyadic to comply with any of their respective material obligations contained  in this Agreement which constitutes a material breach shall entitle the other Party to give the Party a default notice requiring it to cure such default. If such default is not cured (*) after receipt of such notice, the notifying Party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) (*). Notwithstanding the foregoing, in the event of a non-monetary default, if the default is not reasonably capable of being cured within the (*) cure period by the defaulting Party and such defaulting Party is making a good faith effort to cure such default, the notifying Party may (*), provided however, that the notifying Party may (*) of such original notice of default. The right of either Party (*) Agreement as herein above provided shall not be affected in any way by its waiver of, or failure to take action with respect to any previous default.

(b)         In the event that one of the Parties hereto shall be insolvent, go into liquidation, a receiver or a trustee be appointed for the property or estate of that Party and said receiver or trustee is not removed (*), or the Party makes an assignment for the benefit of creditors, and whether any of the aforesaid bankruptcy events be the outcome of the voluntary act of that Party, or otherwise, (*).

(c)          Except where expressly provided  for otherwise in this Agreement, termination or expiration of this Agreement shall not relieve the Parties hereto of any liability accrued hereunder prior to the effective date of such termination or expiration, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice any Party's right to obtain performance of any obligation.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.3      (*).

10.4       The rights and obligations set forth in this Agreement shall not extend beyond the termination of the Agreement, unless as otherwise expressly stated in this Agreement.

10.5       For the avoidance of doubt, termination (but not expiry) of this Agreement shall terminate any R&D Agreement governed by this Agreement. The termination of a particular R&D Agreement does not terminate this Agreement.

10.6       The termination of this Agreement does not affect any rights or obligations of either Party which have arisen or accrued up to and including the date of expiry or termination. The termination or expiry of this Agreement shall be without prejudice to Articles: 1; 4; 5; 6; 8; and 11 and this Section 10.5, which shall survive the termination (for whatever reason) of this Agreement.

10.7       The Parties acknowledge and agree that this Agreement constitutes a license of rights to "intellectual property" as that term is defined in Section 101(35A) of Title 11, United States Code (the "Bankruptcy Code") and is therefore governed by Section 365(n) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Notwithstanding anything to the contrary, (*).

ARTICLE 11

MISCELLANEOUS

11.1      Neither this Agreement nor any interest hereunder (*), and (ii) a Party shall have the right to assign this Agreement without consent of the other Party to an Affiliate of the assigning Party or to any successor in interest to the assigning Party by operation of law, merger, consolidation, or other business reorganization or the sale of all or substantially all of its assets relating to the subject matter of this Agreement if the assignee agrees in writing to assume and liable and responsible for the performance and observance of all of its duties and obligations of the assigning Party hereunder. This Agreement shall be binding upon successors and permitted assigns of the Parties. Any assignment not in accordance with this Section will be null and void.

11.2       Either Party shall provide written notice to the other Party hereto if its effective control, directly or indirectly, shall have been changed, provided that the foregoing requirement shall not apply to each Party unless a Research and Development Project is then-being conducted.

11.3       Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God or any other cause beyond the reasonable control of the defaulting Party, provided that the Party claiming force majeure has extended reasonable efforts to avoid or remedy any such force majeure, continues to employ such efforts and promptly notifies the other Party of such force majeure event.

11.4       Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement and any subsequent R&D Agreement.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

11.5       (*).

11.6        Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names "BASF" or "Dyadic" or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

11.7       All notices hereunder shall be in writing, effective upon receipt, and shall be delivered personally, mailed by registered or certified mail (return receipt requested, postage prepaid), or sent by express courier service, to the other Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	If to BASF:	BASF SE
(*)
(*)
(*)

(b)	If to Dyadic:	Dyadic International (USA), Inc.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477 Attn: CEO

11.8       Except as specifically provided herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any right or remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

11.9      Each Party hereby agrees that it does not intend, by its execution hereof, to violate any public policies, statutory or common laws, rules, regulations,  treaties or decisions of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic and other effects are sufficiently similar to the invalid provisions that it can be  reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole or the validity of any portions hereof, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provision.

11.10    Other than as specified in this Agreement or otherwise agreed in writing, (*).

11.11    This Agreement shall be governed by and construed in accordance with the laws of State of Delaware, USA without giving effect to the choice of law provisions thereof. Any legal action arising under this Agreement shall be instituted in the competent courts located in Wilmington, Delaware, USA, and each Party consents to the exclusive jurisdiction of such courts for purposes of any such action.

11.12   The section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

11.13   This Agreement may be executed by the Parties in counterparts. Such counterparts may be exchanged by facsimile or e-mail (provided that each executed counterpart is transmitted in a single complete transmission). Where there is an exchange of executed counterparts, each Party shall be bound by this Agreement notwithstanding that original copies of this Agreement may not be exchanged immediately. The Parties shall cooperate after execution of this Agreement and exchange by facsimile or e-mail to ensure that  each Party obtains an original, executed copy of this Agreement.

11.14   This Agreement, including all attachments hereto, all documents and things incorporated herein by reference and all of the documents delivered concurrently herewith set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understandings between the Parties, except the MTA having an effective date of August 31, 2012 and signed between Dyadic USA, BASF SE and BASF Personal Care and Nutrition GmbH, and the CDA signed between BASF SE and Dyadic USA on April 26, 2006. No  subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

11.15    Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisers and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

11.16   The status of the Parties under this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties. The Parties do especially not cooperate under this Agreement to pursue joint commercial targets or joint profit realization or to act as a common unit towards third parties.

Remainder of page intentionally left blank; Signature page follows –

IN WITNESS WHEREOF, BASF and Dyadic have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

BASF SE

By: (*)
Name: (*)
Title: (*)

By: (*)
Name: (*)
Title: (*)

DYADIC INTERNATIONAL (USA), IN

/s/ Mark A. Emalfarb
Name: Mark A. Emalfarb

DYADIC NEDERLAND B.V.

By:	/s/ WIM van der Wilden
Name: Wini van der Wilden
Title: General Manager

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Attachment  A

(*)

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4)	(*):

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(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

•    (*)
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•    (*)
•    (*)

5)   Vector Specifications
Description of all above vectors with name, plasmid maps, provenance and DNA sequence maps.

6)   Protocols and Data
•	Detailed customary and sufficient cultivation and fermentation protocols for
(a)	White strain (minimal media).
(b)	Lab scale high density production protocol.
(c)	Industrial production ("TBE" production process) including maximal protein production in large scale fermentation.

•	Cultivation and fermentations protocols to include, but not limited to:
(a)	Time
(b)	Media costs
(c)	Carbon and Nitrogen sources
(d)	pH
(e)	Temperature
(f)	Details of seed culture production, inoculum density.
(g)	MCB (Master Cell Bank) and WCB (Working Cell Bank) preparation, storage and QC analysis.
(h)	List of sources of all raw materials (media components) for growth and fermentation, including quality expectations and analytical methods of qualification
(i)	Shake Flask: media volume, shake flask size, rpm , shaking diameter, temperature, humidity, spore number/ml, incubation time, transfer age, transfer ratio etc.
(j)	Fermentor: oxygen limitation tolerance, etc.
•	Transformation protocol.
•	HTP growth protocol (including duration, media components, pH, temperature, inoculum, etc.)

7)  Genome sequence
  Genome sequence (FASTA format) of the C l organism.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

03-03-13 Draft

Attachment B

Licensed Patents

	Roclzcl File	Title	Country	Application No.	Filed	Publication No.	Published	Patent No.	Issued	Status
(*)	(*)	(*)	(*)	(*)	(*)					(*)
(*)	(*)	(*)	(*)	(*)	(*)	(*)	(*)			(*)
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	Roetzel File	Title	Country	Application No.	Filed	Publication No.	Published	Patent No.	Issued	Status
(*)	(*)	(*)	(*)	(*)	(*)	(*)	(*)			(*)
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	Roetzel File	Title	Country	Application No.	Filed	Publication No .	Published	Patent No.	Issued	Status
(*)	(*)	(*)	(*)	(*)	(*)	(*)	(*)			(*)
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	Roetzel File	Title	Country	Application No.	Filed	Publication No.	Published	Patent No.	Issued	Status
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	Roetzel File	Title	Country	Application No.	Filed	Publication No.	Published	Patent No.	Issued	Status
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	Roetzel File	Title	Country	Application No.	Filed	Publication No.	Published	Patent No.	Issued	Status
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	Roetzel File	Title	Country	Application No.	Filed	Publication No.	Published	Patent No.	Issued	Status
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Confidential Information Dyadic Nederland BV

Attachment C

Form of Statement of Work

Development Plan:

Cooperation between BASF and Dyadic on the expression and production of a (*).

1.	General considerations

The research program relates to the expression, development and manufacturing of BASF' (*).

2.	General Pro ject Goals and Milestones:

•	Milestone 1: Achievement of (*).

•	Milestone 2: Achievement of (*)

•	Milestone 3: Achievement of (*)

3.	Expression of a (*) in Cl. BASF - Dyadic Netherland BV (DNL)

4.	Phase 1 :

Objective Phase 1:
Milestone 1: Achievement of (*).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Confidential Information Dyadic Nederland BV

Introduction.
BASF would like to further evaluate Dyadic's Myceliophthora  thermophila (C l )-based gene expression platform . To this end a (*) gene will be cloned and over expressed in Cl , which should lead to the over-production of the corresponding gene product. The aim of this project is to investigate high level functional expression of (*) C1. BASF has indicated that depending on the cost of fermentation the business target for the longer term ((*)) is a production level of (*). A first short term goal (Milestone 1) (*). BASF considers this as an important proof of performance of the C I -expression system.  This proposal describes in detail the activities that should lead to this first important goal within (*) (Phase 1). Depending on the level of success, a detailed strategy to reach (*) (Milestone 2) in one of the strains (*) (Milestone 3, (*)) will be developed to enhance the success rate four types of strains will be initially used in this project:

1)	a Cl – (*).
2)	a Cl – (*)
3)	a C 1 – (*).
4)	the (*), which produces (*) and it has been shown to be able to also produce other (*) proteins at (*) amounts.

The best performing (*) producing strains will then serve as the basis for further productivity optimization in a follow-up project (an outline is given at the end of this document).

Stage 1. Construction of first generation (*) producing Cl strains.
Task 1.1. Generation of (*) expression vectors for C1-strains.

(*) promoter based expression constructs will be used in the (*) strains respectively. Synthetic genes encoding (*) optimized for cloning and expression in Cl will be generated at (*) based on the sequence info by BASF and DNL. The efficient signal peptide of the Cl (*) enzyme will be engineered in front of the (*) in order to achieve efficient secretion into the growth medium. The (*) signal peptide will be removed. The (*), which remain attached to the (*) after processing. Its (*) would therefore start with (*). Since the mature (*) already starts with an (*), it would have (*) after processing. The proposed procedure is acceptable for BASF. In the meantime and as an alternative, we will evaluate the (*) for its suitability for efficient secretion in Cl .

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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Deliverables:
(*).
(*).

Task 1.2. Generation of first generation (*) over-producing Cl transformants.

The (*) host strains will be transformed with the respective (*) will be used as selection markers. An (*) screening assay will be set up using (*)  as a substrate. Transformants will be (*). About (*) transformants per host will be screened this way. A selection of up to (*) best transformants per host will be assayed again using a micro titer-plate based (*) in order to select the best (*) transformants per host, which will then be evaluated in fermentations.

Deliverables:
(*)
(*)
(*)
(*)

Task 1.3. Fermentation of selected (*) and characterization.

The selected (*) will be fermented in order to produce as much as possible active (*). A representative working bank of fermentation inoculums vials will be generated of each strain. Fermentations will be carried out at lab scale. The target is to produce (*) and will be determined by the protocol described in Attachment D Filtrated samples (cell free) will be sent to BASF for evaluation at their laboratories.

Deliverables:
(*).
Productivity analysis.
Shipping of filtrated fermentation samples to BASF.
(*).

Task 1.4. Generation of a (*) driven (*) expression vector.

Previous research at DNL has shown strong induction of (*) production upon cultivation of C1 on soluble (*). Also strong induction of a protein upon (*) induction was observed ((*)). Expression of these genes, (*), behaves according to a (partly) different regulatory system, which could make the use of their promoters suitable in cases (*).

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Confidential Information Dyadic Nederland BV

Furthermore, the (*)  system might be better suited to express target genes at a moment when the (*). We therefore believe that (*)  are of special interest for high level gene expression. Therefore, in parallel to the construction of (*) strains using the (*)  based vectors, also a (*) route will be employed. To this end, (*) promoters will first be tested in a fermentation using the appropriate inducers.  The most suitable one, (*) ,  will be used for construction of a (*) vector using the synthetic gene described in task 1.1.

Deliverables:

-	Testing the (*) expression in a labscale fermentation
-	(*) expression vector

Task 1.5. Determination of specific activity Cl produced (*).
Fermentation broth of task 1.3 will be used for purification of the (*). The purity level should be (*). The volumetric productivity (U/ml) will be determined using the same assay as in task 1.3. As DNL has (*) content determination based on released amino acids by HPLC after total protein hydrolysis, we propose to use our (*) protein quantification method ((*)). The determination of the specific activity of the (*) is the sole purpose of this purification effort; no pure (*) protein in any (*) is set as a deliverable. It is furthermore assumed that the (*) produced by all (*) hosts bares the same properties. Further discussion with BASF about (*) purification is needed.

Deliverables:

-	Purification (*)
-	Specific activity (*).

GO/NO GO decision point.

If a (*) productivity of at (*) is observed in Stage 1 then the project could automatically move to Stage 2. Ifless is observed a discussion between BASF and DNL should take place to determine whether we should proceed or not. BASF finally decides.

Stage 2. Construction of second generation (*) Cl strains.

Task 2.1. Generation of second generation (*) Cl transformants.

The best (*) producing (*) type transformants will be selected for further strain development. Since these strains no longer contain an (*) for genetic transformation, we propose to use the (*) in the re-transformation of the strains.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Confidential Information Dyadic Nederland BV

This (*) encodes an (*) and allows the transformed strain to use (*).  Remaining the (*) in the final strains is not an option for BASF. Instead of the geration of a new (*), BASF requires the deletion of the (*).

These (*) strains will be transformed with the expression cassettes given in task 1.1 and 2.1 using (*) as selection marker. The screening of transformants will be similar to the approach described in task 1.2. After screening, (*) performing transformants per host will be selected for fermentations.

Deliverables:

-	Transformation of (*) Stage 1 transformants ((*)).
-	1 st Screening of (*) transformants for (*) production by (*).
-	2nd Screening of selected (*) transformants by micro-titer-plate based (*) assay.

Selection of (*) most promising transformants per host for fermentation.

Task 2.2. Genetic analysis of obtained transformants

The selected (*) will initially be subjected to Southern analysis in order to check for the (*). The exact genetic composition of the best (*) (determined in task 2.4) will be determined by (*), if requested by BASF and mutually agreed  between the Parties. (*). It will confirm the (*) strains and it will determine (*), which is relevant for commercial product registration.

Deliverables:

-	(*) gene copy number determination in best (*) strain by (*) and (*) of best (*) strain. This involves (*) transformants.
-	(*) of (*) host strains.
-	Determination of (*).

Task 2.3. Labscale fermentation of selected (*) transformants and characterization.

The selected (*) will be fermented in order to produce as much as possible active (*). A representative working bank of fermentation inoculums vials will be generated of each strain. Depending on the chosen (*) will be used in the (*).

Two fermentation runs are expected to be required to determine the proper feeding regimes for proper induction. The target is to produce (*) and will be determined by the protocol described in Attachment D. Filtrated samples ((*)) will be sent to BASF for evaluation at their laboratories.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Confidential Information Dyadic International BV

Deliverables:
-	(*) fermentations of ((*)).
-	(*) fermentations for (*).
-	Productivity analysis.
-	Shipping of filtrated fermentation samples to BASF.
-	(*).

Task 2.4 Fermentation optimization.

Task 2.3 will reveal the best producing (*) strain per set of (*). These (*) strains will subsequently be selected for fermentation optimization. The effect of culture temperature on (*) production will be evaluated at (*). Since standard (*) strain fermentations (*) ((*)), the performance of the (*) transformants will be examined using (*). Previous work at DNL has shown these compounds to be good alternatives in C1 strain fermentation. After the optimal temperature and medium composition have been determined, the relationship  ("(*)" )between (*) will be determined throughout the entire fermentation process. This will then show which growth rates (feeding regime) should be applied to get the best (*) production. All these experimental fermentations will be conducted ((*))(*).

Deliverables:
-	Evaluation fermentation temperature ((*)). Evaluation (*) transformants.
-	Determination (*) and design new fem1entation process.
-	Verify new fermentation process.

Milestone  1 decision point
If  a productivity of  (*) is observed in Phase 1 the project will automatically move to Phase 2 with the objective of achieving a productivity of (*) in one of the aforementioned production strains (Milestone 2).  If the productivity is less than (*) BASF and DNL should discuss the results and the potential to reach Milestone 2 and 3. Based on this discussion BASF should decide whether the project should be continued.

Phase 2.
Milestone 2: Further improvement of the (*) productivity by Cl towards (*)
(Outline).

For the Phase 2 project there are a number of possibilities for further strain and fermentation optimization:
•	(*). (*) assay allows for screening of many (*) mutants, which enhances the success rate of picking up hyperproducers.
•	Another round of transformation, using the same expression cassettes or other (different expression (*)).
•	Fermentation optimization tailored to the strains obtained.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Confidential Information Dyadic International BV

A meaningful detailed Phase 2 project proposal can be made after the genetic and physiologic characteristics of the obtained transformants in Phase I are known.

Phase 3.
Milestone 3: Achievement of productivity of (*) of a (*) in one of the aforementioned production strains.

The approach to increase the productivity from (*) will be chosen based on the results obtained in phase 1 and 2 of the project.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Confidential Information Dyadic Nederland BV

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Total FTE Phase 1: 3.2

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

03-03-13 Draft

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Confidential Information Dyadic Nederland BV

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(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Confidential Information Dyadic Nederland BV

Attachment  D

Protocol  for Measuring Productivity

Productivity:

The productivity is measured as mass of target protein per volume (in g/I) of total fermentation broth including biomass.

Measurement:

1.	Dilute total fermentation broth (*)

2.	Separate supernatant from diluted total broth

3.	Measure volumetric activity (in U/L) of target enzyme in diluted, cell free supernatant with an activity assay used for release analytics in production or an assay mutually agreed between the Parties.

4.	Calculate the volumetric activity of total broth including (*)

5.	Determine the productivity in g/I by dividing the volumetric activity by the specific activity of the target enzyme

Determination of specific activity

6.	Purify the target protein produced with the final production strain and process to a (*)

7.	Measure the volumetric activity of the purified enzyme with the same assay as used in step 3.

8.	For determination of the protein content of the enzyme solution of step 7 total protein hydrolysis and quantification of the released amino acids (*)

9.	The specific activity (in U/g) is calculated from the volumetric activity measured in step 7 and the protein concentration measured in step 8.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Confidential Information Dyadic Nederland BV

Attachment E

Examples for the evaluation of the value contribution of a Licensed Product to a (*):

Case A (*):  An aqueous, single enzyme preparation as sales product, obtained by ordinary filtration and concentration of a C 1 fermentation. No protected IP/know how needed for the downstream processing.  Product specified by units/kg (example: (*)):

(*)

Case B: (*), all specified by units/kg (for this example:  (*) Cl produced enzyme; price of the (*):

(*)

Case C: (*):

(*)

Case D: (*).

(*).

(*).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.